EXHIBIT 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE
Adams Golf Plans Reverse Stock Split to Apply for NASDAQ Listing
PLANO, TEXAS, November 16, 2007 — Adams Golf, Inc. (OTCBB:ADGO) today announced that it intends to apply for listing on The NASDAQ Capital Market. The Company believes that it meets all NASDAQ Capital Market listing requirements, except for bid price, and plans to seek stockholder approval of a 1 for 4 reverse stock split at a special meeting of stockholders for purposes of satisfying the initial listing bid price requirement.
“We are pleased to announce our intent to seek listing on the NASDAQ Capital Market,” stated Mr. Chip Brewer, President and CEO of Adams Golf. “Our business has grown substantially over the last 5 years, and we’ve been profitable since 2003. We’ve strengthened our organization, particularly our R&D team, and we’ve been recognized as a leader in the hybrid iron set category. We’ve upgraded our PGA, LPGA and Champions Tour staff, and we’ve been ranked as the #1 hybrid in play on the combined men’s tours since 2006. We believe it’s the right time to re-introduce our company to NASDAQ investors. By obtaining a listing on NASDAQ, we believe we can increase the investor audience and interest in our common stock. We believe that this status coupled with the continued execution of our growth strategy may lead to an increase in our valuation, one that we believe is more in-line with our long-term growth opportunities.”
If the reverse stock split is approved by stockholders, the Company intends to effect the reverse stock split as soon as practicable thereafter, and hopes to complete the listing in the first quarter of 2008. If the bid price requirement is satisfied following the reverse stock split, the common stock could begin trading on The NASDAQ Capital Market as soon as its listing is approved. However, there can be no assurance that stockholders will approve the reverse stock split, that the reverse stock split will result in the required minimum bid price, that Nasdaq will approve the listing, or that our investor audience or valuation will increase.
THE COMPANY ADVISES SECURITY HOLDERS TO READ THE PROXY STATEMENT, WHEN AND IF IT IS AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN THE SOLICITATION. INVESTORS CAN GET THE PROXY STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS, WHEN AND IF IT IS AVAILABLE, FOR FREE AT THE COMMISSION’S WEB SITE AT HTTP://WWW.SEC.GOV. THE PROXY STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS, WHEN AND IF IT IS AVAILABLE, WILL ALSO BE AVAILABLE FOR FREE FROM THE PARTICIPANTS BY CONTACTING: PATTY WALSH, DIRECTOR, INVESTOR RELATIONS, ADAMS GOLF, INC. AT (972) 673-9000 OR PATTYWALSH@ADAMSGOLF.COM.
THE IDENTITY OF THE PARTICIPANTS IN THE SOLICITATION AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE, IS CONTAINED IN EXHIBIT 99.2 TO THE FORM 8-K FILED WITH THE COMMISSION BY THE COMPANY ON NOVEMBER 16, 2007. Security holders can also obtain information with respect to the identity of the participants in the solicitation and a description of their direct or indirect interests, by security holdings or otherwise, for free by contacting: Patty Walsh, Director, Investor Relations, Adams Golf, Inc. at (972) 673-9000 or pattywalsh@adamsgolf.com.
This press release contains “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to, statements regarding using terminology such as “may,” “expect,” “intend,” “hope”, “estimate,” “anticipate,” “plan,” “seek,” “feel,” “continued,” “continue” or “believe.” Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the following: stockholder approval of the reverse stock split, the ability of the Company to satisfy the initial listing bid price requirement, Nasdaq approval of the listing, increased investor audience, interest or valuation, and events and other factors detailed under “Risk Factors” in our Securities and Exchange Commission filings. These filings can be obtained by visiting the corporate governance section of our website at www.adamsgolf.com or by contacting Adams Golf Investor Relations at InvestorInfo@adamsgolf.com.
Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, Adams Golf undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.
For more information, please contact:
Patty Walsh
Director, Investor Relations
Adams Golf
(972) 673-9000
pattywalsh@adamsgolf.com